SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: DECEMBER 31, 1999

                        Commission file number 000-23783

                                 MICROMUSE INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                              94-3288385
-------------------------------                 --------------------------------
(State or other jurisdiction of                 IRS Employer Identification No.)
incorporation or organization)

                               139 TOWNSEND STREET
                         SAN FRANCISCO, CALIFORNIA 94107
                                 (415) 538-9090
               (Address, including ZIP code, and telephone number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As disclosed in the Micromuse Inc. ("Micromuse") Form 10-K as filed with the Securities and Exchange Commission on December 28, 1999, Micromuse entered into an agreement on November 2, 1999, and subsequently closed the agreement on December 28, 1999, to acquire all of the outstanding common and preferred shares of Calvin Alexander Networking, Inc. ("CAN"), a privately-held company that develops leading-edge network auto-discovery technology. Under the terms of the acquisition agreement, Micromuse issued approximately $43 million worth of its common stock to acquire CAN. The transaction was accounted for under the purchase method of accounting and was treated as a tax-free reorganization for federal income tax purposes. Certain agreements have been made to promote the retention and motivation of CAN employees. A portion of the consideration for the transaction is subject to a one-year lock-up agreement and a one-year price guarantee.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following financial statements of the business acquired are filed as part of this report, where indicated.

                                                                            Page
(a) Financial Statements of Business Acquired:

        Independent Auditors' Report                                          3

        Balance Sheet as of September 30, 1999                                4

        Statements of Operations for the three months and the period
           October 28, 1998 (date of inception) through December 31,
           1999 (unaudited), and the period October 28, 1998 (date of
           inception) through September 30, 1999                              5

        Statements of Cash Flows for the three months and the period
           October 28, 1998 (date of inception) through December 31,
           1999 (unaudited), and the period October 28, 1998 (date
           of inception) through September 30, 1999                           6

                Notes to Financial Statements                                 7

(b) Pro forma Financial Information:

        Unaudited Pro Forma Combined Condensed Statement of
           Operations for the year ended September 31, 1999                  11

        Unaudited Pro Forma Combined Condensed Statement of
           Operations for the three months ended December 31, 1999           12

        Notes to Pro Forma Financial Statements                              13

(c) Exhibits                                                                 14

Signature                                                                    16

To the Board of Directors and
Stockholders Calvin Alexander Networking, Inc.

We have audited the accompanying balance sheet of Calvin Alexander Networking, Inc. (a development stage company) as of September 30, 1999, and the related statements of operations and accumulated deficit, and cash flows for the period October 28, 1998 (date of inception) through September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Calvin Alexander Networking, Inc. and the results of its operations and its cash flows for the period October 28, 1998 (date of inception) through September 30, 1999, in conformity with generally accepted accounting principles.

Bloom Hochberg & Co., P.C.

New York, New York
November 30, 1999

                   CALVIN ALEXANDER NETWORKING, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEET

ASSETS
                                                                   September 30,
          CURRENT ASSETS:                                               1999
                                                                       ------

   Cash                                                             $   356,696
   Other current assets                                                  10,500
                                                                    -----------
   Total current assets                                                 367,196

PATENTS AND TRADEMARKS, at cost, net of
     accumulated amortization of $780                                    22,547

PROPERTY AND EQUIPMENT, at cost net of
     accumulated depreciation (Notes A(2) and C))                       101,383

SECURITY DEPOSITS                                                        63,317
                                                                    -----------

TOTAL ASSETS                                                        $   554,443
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

   Accrued expenses and other current liabilities                   $   111,362
                                                                    -----------

COMMITMENTS AND CONTINGENCIES (Note F):

STOCKHOLDERS' EQUITY (Note B):

   Common stock: par value $.01 per share;
     authorized 2,600,000 shares, issued and
     outstanding 1,800,000 shares                                        18,000
   Convertible series A preferred stock: par
     value $.01 per share; authorized 400,000
     shares, issued and outstanding 200,000
     shares; liquidation preference $999,980                              2,000
   Paid-in-capital, net of related expenses                           1,008,797
   Due from stockholders                                                (50,000)
   Deficit accumulated during the
     development stage                                                 (535,716)
                                                                    -----------

   Total stockholders' equity                                           443,081
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $   554,443
                                                                    ===========

                   See notes to financial statements.

                        CALVIN ALEXANDER NETWORKING, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                    Period from
                                                 October 28, 1998
                                                     (inception                        Period from
                                                       date)        Three months    October 28, 1998
                                                      through           ended       (inception date)
                                                     September         December     through December
                                                      30, 1999         31, 1999         31, 1999
                                                     ---------        ---------     -----------------
                                                                     (UNAUDITED)      (UNAUDITED)
REVENUE                                              $      --        $      --        $      --
                                                     ---------        ---------        ---------

COSTS AND EXPENSES:

     Salaries                                          226,634          111,081          337,715
     Payroll taxes                                      19,493            7,849           27,342
     Rent                                               41,737            8,290           50,027
     Professional fees                                 112,700           98,383          211,083

     Travel and entertainment                           28,122            8,403           36,525
     Advertising and promotion                          34,919              792           35,711
     Depreciation and amortization (Notes A(2)
       and C)                                           10,924            1,200           12,124
     Other general and administrative expenses          65,169           67,759          132,928
                                                     ---------        ---------        ---------

     Total costs and expenses                          539,698          303,757          843,455
                                                     ---------        ---------        ---------

LOSS FROM OPERATIONS                                  (539,698)        (303,757)        (843,455)

Interest income                                          4,662              535            5,197

Income taxes (Note A(3))                                  (680)              --             (680)
                                                     ---------        ---------        ---------

NET LOSS                                              (535,716)        (303,222)        (838,938)

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE:

   Beginning of the period                                  --         (535,716)              --
                                                     ---------        ---------        ---------

   End of the period                                 $(535,716)       $(838,938)       $(838,938)
                                                     =========        =========        =========

                       See notes to financial statements.

                            CALVIN ALEXANDER NETWORKING, INC.
                              (A DEVELOPMENT STAGE COMPANY)
                                STATEMENTS OF CASH FLOWS

                                                     Period from
                                                   October 28, 1998
                                                      (inception       Three         Period from
                                                         date)         months      October 28, 1998
                                                        through        ended       (inception date)
                                                       September      December     through December
                                                        30, 1999      31, 1999         31, 1999
                                                       ---------      ---------    ----------------
                                                                     (UNAUDITED)      (UNAUDITED)
CHANGE IN CASH:
   Cash flows from operating activities:
     Net loss                                          $(535,716)     $(303,222)       $(838,938)
     Adjustments to reconcile net loss to net
       cash used in operating activities:

        Depreciation and amortization                     10,924          1,200           12,124
        Loss on disposition of assets                         --         32,573           32,573
        Change in other current assets                   (10,500)        10,437              (63)
        Change in security deposits                      (63,317)         4,400          (58,917)
        Change in accrued expenses                       111,362        (58,349)          53,013
                                                       ---------      ---------        ---------

     Net cash used in operating activities              (487,247)      (312,961)        (800,208)
                                                       ---------      ---------        ---------

   Cash flows from investing activities:

     Capital expenditures                               (111,527)            --         (111,527)
     Costs of obtaining patents and trademarks           (23,327)            --          (23,327)
                                                       ---------      ---------        ---------

     Net cash used in investing activities              (134,854)            --         (134,854)
                                                       ---------      ---------        ---------

   Cash flows from financing activities:

     Contributions of capital, net of related
       expenses                                          978,797             --          978,797
                                                       ---------      ---------        ---------

   Net increase (decrease) in cash                       356,696       (312,961)          43,735

   Cash, beginning of the period                              --        356,696               --
                                                       ---------      ---------        ---------

   Cash, end of the period                             $ 356,696      $  43,735        $  43,735
                                                       =========      =========        =========

                       See notes to financial statements.

                        CALVIN ALEXANDER NETWORKING, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE PERIOD OCTOBER 28, 1998 (DATE OF INCEPTION)
                           THROUGH SEPTEMBER 30, 1999

(Note A) Organization and Summary of Significant Accounting Policies:

(1) Organization:

      Calvin Alexander Networking, Inc. (the "Company") has been in the development state since its inception on October 28, 1998. It is primarily engaged in the development of software that finds and identifies problems in computer networks.

(2) Property, Equipment and Depreciation:

      Property and equipment are recorded at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the assets.

      When properties are retired, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is credited or charged to operations. The policy of the Company is to charge amounts expended for maintenance and repairs to expense and to capitalize expenditures for major replacements and betterments.

(3) Income Taxes:

      The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS No. 109). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. It also requires an adjustment of deferred tax balances for tax rate changes.

(4) Use of Estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(Note A) Organization and Summary of Significant Accounting Policies
(continued):

(5) Advertising and Promotion Costs:

      The Company expenses advertising and promotion costs as incurred.

(6) Research and Development Costs:

      Research and development costs are charged to operations when incurred and are included in operating expenses.

(Note B) Stockholders' Equity:

      Capital stock consists of the following at September 30, 1999:

      Common stock issued to founders: par value $.01 per share;
      authorized 2,600,000 shares, issued and outstanding 1,800,000
      shares                                                             $18,000

      Cumulative, convertible, series A preferred stock at a rate per annum equal to the discount rate charged by the Federal Reserve
      Banks: par value $.01 per share; authorized 400,000 shares, issued and outstanding 200,000 shares; each share of preferred stock is convertible into one share of common stock at the
      option of the holder.                                              $ 2,000

(Note C) Property and Equipment:

The following is a summary of property and equipment as of September 30, 1999:

                               Depreciable              Accumulated     Net Book
                                  Life          Cost    Depreciation     Value
                                  ----          ----    ------------     -----

Computer equipment              5 years       $ 83,556     $ 4,955     $ 78,601
Furniture and fixtures          7 years         27,971       5,189       22,782
                                              --------     -------     --------

Totals                                        $111,527     $10,144     $101,383
                                              ========     =======     ========

Depreciation expense amounted to $10,144.

(Note D) Concentration of Risk:

      The Company maintains cash accounts at a high quality financial institution. While the Company attempts to limit any financial exposure, its deposit balances may, at times, exceed federally insured limits. The Company has not experienced any losses on such accounts.

(Note E) Income Taxes:

      The loss for income tax purposes will be substantially less than the loss in the accompanying financial statements, due to differences in treatment of research and development costs. However, no deferred tax assets have been established herein, due to the uncertainty of the Company earning significant taxable income in the future.

(Note F) Commitments and Contingencies:

      The Company leases office space under an agreement which expires during September, 2009. This agreement provides for base rent plus additional charges, as defined, including real estate taxes over base amounts. Future minimum lease payments payable for each of the next five years and in the aggregate are as follows:

          2000                                               $  224,000
          2001                                                  230,000
          2002                                                  246,000
          2003                                                  257,000
          2004                                                  265,000
          Thereafter                                          1,810,000
                                                             ----------

                                                             $3,032,000
                                                             ==========

      In April, 1999 the Company entered into employment contracts with two officers. Under the terms of the contracts, each officer shall receive an annual base salary of $100,000. The term of the agreements is three years.

(Note G) Subsequent Event:

            On November 3, 1999 Micromuse, Inc. agreed to purchase all the outstanding stock of the Company for approximately $43 million of Micromuse, Inc. stock. The closing is subject to approval by the Company's stockholders.

                                 MICROMUSE INC.
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements give effect to the acquisition by Micromuse of all of the outstanding common and preferred shares of CAN in a business combination accounted for by the purchase method of accounting.

The unaudited pro forma combined condensed statements of operations give effect to the business combination as if it had occurred on October 1, 1998. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. In connection with the transaction, Micromuse recorded a charge of $11.1 million representing the fair value of in-process research and development acquired from CAN. This one-time charge is excluded from the pro forma results of operations.

The following unaudited pro forma combined condensed financial statements are not necessarily indicative of the future results of operations of Micromuse or the results of operations which would have resulted had Micromuse and CAN been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results. The unaudited pro forma combined condensed financial statements should be read in conjunction with the Micromuse Quarterly Report on Form 10-Q, Form S-3 and Form 10-K as filed with the Securities and Exchange Commission on February 15, 2000, February 2, 2000 and December 28, 1999, respectively, and the financial statements of CAN appearing elsewhere in this Form 8-K.

                                 MICROMUSE INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      For the year ended September 30, 1999
                      (In thousands, except per share data)

                                                                      Pro Forma       Pro Forma
                                               Micromuse   CAN (c)   Adjustments       Combined
                                               ---------   -------   -----------      ---------
 Revenues:
    License                                     $43,692     $  --      $    --         $ 43,692
    Maintenance and services                     14,378        --           --           14,378
                                                -------     -----      -------         --------
      Total revenues                             58,070        --           --           58,070

Cost of revenues:
    License                                       2,379        --           --            2,379
    Maintenance and services                      7,465        --           --            7,465
                                                -------     -----      -------         --------
      Total cost of revenues                      9,844        --           --            9,844
                                                -------     -----      -------         --------
         Gross profit                            48,226        --           --           48,226

Operating expenses:
    Sales and marketing                          27,420        41           --           27,461
    Research and development                      9,453       384           --            9,837
    Amortization of goodwill and purchased
    intangible assets                                --        --        6,380(a)         6,380
    General and administrative                    5,998       115           --            6,113
    Nonrecurring executive recruiting costs         720        --           --              720
                                                -------     -----      -------         --------
      Total operating expenses                   43,591       540        6,380           50,511
                                                -------     -----      -------         --------
         Income (loss) from operations            4,635      (540)      (6,380)          (2,285)
Other income, net                                 4,091         5           --            4,095
                                                -------     -----      -------         --------
    Income (loss) before income taxes             8,726      (535)      (6,380)           1,810
Income tax provision                                840         1           --              840
                                                -------     -----      -------         --------
    Net income (loss)                           $ 7,886     $(536)     $(6,380)        $    970
                                                =======     =====      =======         ========

Per share data:
    Basic net income                            $  0.50                                $   0.06
    Diluted net income                          $  0.45                                $   0.05

Weighted average shares used in computing:
    Basic net income per share                   15,909                                  16,348
    Diluted net income per share                 17,504                                  17,943

      See accompanying notes to the unaudited pro forma combined condensed financial statements

                                 MICROMUSE INC.
        UNAUDITEDPRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS For
                    the three months ended December 31, 1999
                      (In thousands, except per share data)

                                                                    Pro Forma      Pro Forma
                                            Micromuse     CAN      Adjustments      Combined
                                            ---------    ------    -----------      --------
 Revenues:
    License                                 $ 16,313      $  --      $      --       $16,313
    Maintenance and services                   6,018         --             --         6,018
                                            --------      -----      ---------       -------
      Total revenues                          22,331         --             --        22,331

Cost of revenues:
    License                                      848         --             --           848
    Maintenance and services                   2,994         --             --         2,994
                                            --------      -----      ---------       -------
      Total cost of revenues                   3,842         --             --         3,842
                                            --------      -----      ---------       -------
         Gross profit                         18,489         --             --        18,489

Operating expenses:
    Sales and marketing                        9,803          9             --         9,812
    Research and development                   3,295        217             --         3,512
    Purchased in-process R&D                  11,066         --        (11,066)(b)        --
    Amortization of goodwill and
    purchased intangible assets                   34         --          1,561 (a)     1,595
    General and administrative                 2,226         84             --         2,310
                                            --------      -----      ---------       -------
      Total operating expenses                26,424        310         (9,505)       17,229
                                            --------      -----      ---------       -------
         Income (loss) from operations        (7,935)      (310)         9,505         1,260
Other income, net                                815          7             --           822
                                            --------      -----      ---------       -------
    Income (loss) before income taxes         (7,120)      (303)         9,505         2,082
Income tax provision                           1,472         --             --         1,472
                                            --------      -----      ---------       -------
    Net income (loss)                       $ (8,592)     $(303)     $   9,505       $   610
                                            ========      =====      =========       =======

Per share data:
    Basic net income (loss)                 $  (0.53)                                $  0.04
    Diluted net income (loss)               $  (0.53)                                $  0.03

Weighted average shares used
    in computing:
    Basic net income (loss) per share         16,282                                  16,711
    Diluted net income (loss) per share       16,282                                  19,134

      See accompanying notes to the unaudited pro forma combined condensed financial statements

                                 MICROMUSE INC.

    NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On November 2, 1999, Micromuse entered into and subsequently closed on December 28, 1999, an agreement to acquire all of the outstanding common and preferred shares of Calvin Alexander Networking, Inc. ("CAN"), a privately-held company that develops leading-edge network auto-discovery technology. Under the terms of the acquisition agreement, Micromuse issued approximately $43 million worth of its common stock to acquire CAN. The transaction was accounted for under the purchase method of accounting and was treated as a tax-free reorganization for federal income tax purposes. Certain agreements have been made to promote the retention and motivation of CAN employees. A portion of the consideration for the transaction is subject to a one-year lock-up agreement and a one-year price guarantee.

A summary of the allocation of the purchase price is as follows (in millions):

     In-process research and development                        $11.1
     Net tangible assets                                          0.2
     Intangible assets:
        Assembled workforce                                       0.3
        Core technology                                           5.7
        Goodwill                                                 25.7
                                                                -----
           Total intangible assets                               31.7

                                                                -----
        Total                                                   $43.0
                                                                =====

At the time of the acquisition, the estimated aggregate fair value of CAN's research and development efforts that had not reached technological feasibility as of the acquisition date and had no alternative future uses was estimated by the Company's management to be $11.1 million, and was expensed at the acquisition date. Goodwill, which represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired less liabilities assumed, is being amortized over the estimated life of five years.

The unaudited Micromuse balance sheet as of December 31, 1999 is included in the December 31, 1999 Form 10-Q as filed with the Securities and Exchange Commission on February 15, 2000.

Pro Forma Adjustments:

(a) These adjustments represent, for each period presented, the amortization of goodwill and purchased intangible assets over the estimated useful lives of three to five years.

(b) To eliminate the one-time charge resulting from the acquisition of in-process research and development.

(c) The financial statements are for the period from October 28, 1998 (date of inception) to September 30, 1999.

                                  EXHIBIT INDEX

 Exhibit
  Number                               Description
--------------------------------------------------------------------------------

  10.11+ Agreement and Plan of Reorganization by and among Micromuse Inc., CAN Acquisition Corp. and Calvin Alexander Networking, Inc.
   23.1      Consent of Bloom Hochberg & Co., P.C.

+ Incorporated by reference from the exhibit of the same number in the Registrant's Form 10-K as filed with the SEC on December 28, 1999.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 25, 2000.

                                        MICROMUSE INC.
                                        (Registrant)


                                        By: /s/ STEPHEN A. ALLOTT
                                           -------------------------------------
                                           Stephen A. Allott
                                           Director, President and Chief
                                           Financial Officer (Principal
                                           Financial Officer and Duly
                                           Authorized Officer)